EXHIBIT 10.31

       Please print this agreement and complete the necessary information. Sign the completed agreement and fax it to POWER2SHIP at 561-998-7618. If you have any comments or questions, please contact Customer Service toll-free at 1-866-727-4995.


                                POWER2SHIP, INC.
            APPLICATION SERVICE PROVIDER / SHIPPER SERVICES AGREEMENT

         This Application Service Provider Agreement, dated as of ____________, 200__, is by and between Power2Ship, Inc., a Nevada Corporation with its principal place of business at 903 Clint Moore Road, Boca Raton, Florida 33487 (hereinafter referred to as "ASP"), and ___________________, a _________________
Corporation with its principal place of business ___________________________________________ at _________________________________
(hereinafter referred to as "SHIPPER").

                                   WITNESSETH:

WHEREAS, SHIPPER desires ASP to provide online access and transportation options for commodities sold by SHIPPER; and

WHEREAS, ASP desires to provide user name and password access to the Power2Ship MobileMarket to SHIPPER for freight tendering by SHIPPER to Power2Ship Member Carriers; and

WHEREAS, ASP holds Property Broker Permit No. MC-467847 issued by the Federal Motor Carrier Safety Administration and assumes the Broker of record for shipments transacted through the ASP;

NOW, THEREFORE, in consideration of the mutual and dependent promises contained herein, SHIPPER and ASP agree as follows:

1. Transportation Service. ASP will:

         (a) provide available P2S MEMBER CARRIER capacity with transportation charges from which SHIPPER can select a P2S MEMBER CARRIER for transportation services,
         (b) process electronic load tender to SHIPPER's selected P2S MEMBER CARRIER, and P2S MEMBER CARRIER's electronic acceptance or decline to SHIPPER.
         (c) provide SHIPPER with status and location updates from selected P2S MEMBER CARRIERS.
         (d) provide single source for delivery information to be viewed by SHIPPER based on MEMBER CARRIER data input on shipments tendered through Power2Ship.
         (e) process freight invoices for "signed clear" transportation transactions to SHIPPER.
         (f) process freight payment to the P2S MEMBER CARRIER on terms of membership agreement with ASP in accordance with CARRIER'S membership agreement.
         (g) Notify SHIPPER and P2S MEMBER CARRIER of any freight claims or exceptions noted upon delivery for CARRIER, SHIPPER, and P2S Customer service resolution; resulting in P2S adjusted settlement from SHIPPER and P2S adjusted settlement to CARRIER.
         (h) assure SHIPPER service are consistent with:

                  (1) SHIPPER'S policies, reasonable rules and regulations as to safety and load security, based on SHIPPER'S pre-defined

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                  requirements as loaded by SHIPPER into the Power2Ship Shipper
                  Profile referring to the type of equipment, insurance, and KPI's (Key Performance Indicators).
                  (2) State and federal regulations and statutes applicable to highway transportation and property brokerage services.

2. Contract Motor Carrier Service.

         (a) Motor Carrier Contract. ASP will display P2S MEMBER CARRIER capacity to SHIPPER anonymously unless the P2S MEMBER CARRIER has been identified as a "Favorite Carrier" in the SHIPPER settings, in which case the P2S system will identify the P2S MEMBER CARRIER name as well as selection criteria. The "CHOOSE" feature from available capacity will initiate the ASP to contract with the P2S MEMBER CARRIER at the agreed upon rate and the SHIPPER will see the charges that they will be billed for the service of moving the shipment.

         (b) Contract Motor Carrier Selection. ASP as part of the P2S MEMBER CARRIER qualification and membership sign-up, will collect and retain on file carrier insurance, Certificate of Operating Authority, and equipment profile information to determine appropriate P2S MEMBER CARRIER capacity criteria for SHIPPER to select from. P2S MEMBER CARRIER capacity that is displayed for SHIPPER selection will be based on total carrier performance to include, but not limited to, the following:

                  (1) adherence to the Department of Transportation carrier
                      requirements
                  (2) ability to fulfill SHIPPER's service requirements based on profile,
                  (3) equipment availability,
                  (4) compliance with SHIPPER's rules and regulations, and
                  (5) transportation rate.

         (c) Shipping Documents. SHIPPER will populate the ASP system with origin (Consignor) and Destination (Consignee), shipping quantity of described packaging units to be shipped, and any special instructions not identified in the profile of the shipping or receiving location. This collected information is populated into the ASP and a Bill of Lading is generated electronically for the P2S MEMBER CARRIERS who may have the GPS / PDA. Due to Department of Transportation laws, a paper Bill of Lading is required to exchange hands and accompany the shipment which is the SHIPPER's responsibility to obtain sign off from the carrier at the origin, to accept transfer of goods to the P2S MEMBER CARRIERS asset. ASP can generate the Bill of Lading as an attachment to an email and send it to the SHIPPER for execution with the P2S MEMBER CARRIER.

         (d) Contract Motor Carrier Insurance. The Carrier Contract will require each motor carrier to maintain in full force and effect the following policies of insurance:

                  (1) Each P2S MEMBER CARRIER is required to provide their insurance limits, substantiated by a current Certificate of Insurance, which ASP maintains on file. This information is used to match qualified MEMBER CARRIERS to SHIPPER requirements. Such insurance shall be primary and not contributory to any coverage available to SHIPPER under similar insurance policies, or carrier may provide a certificate of self-insurance, in the hereinafter referred to amounts, issued by a state or federal agency.
                           (I) A basic automobile liability insurance policy as required in the jurisdictions in which the vehicles
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                           are operated, covering liability for bodily injury,
                           death, and property damage arising out of the use and operation of the vehicles, with a combined single limits of at least $750,000.00 per occurrence.
                           (II) A cargo loss or damage insurance policy covering all cargo transported in the vehicles, with a minimum limit of $100,000.00 per occurrence.

3. Payment of a Freight Charge. SHIPPER and ASP agree to the following:

         (a) Freight Collect Shipments. ASP will not process any Freight Collect Shipments.

         (b) Freight Prepaid Shipments. If the SHIPPER designates the shipment to be freight prepaid then the SHIPPER and ASP will have the following responsibilities:

                  (1) Payment to ASP. The total charge due from SHIPPER for each shipping transaction shall be the charges associated with the P2S MEMBER CARRIERS capacity selected by the SHIPPER. SHIPPER agrees to pay ASP within fifteen (15) days after receipt of electronic invoice for freight charges. SHIPPER agrees that in the event an electronic invoice is used, the electronic signature and GPS location is proof of delivery and further agrees to not require a paper copy of the signed proof of delivery or bill of lading be attached to the electronic invoice.

                  (2) Invoicing of SHIPPER. ASP shall have the exclusive right to bill all freight charges to SHIPPER for shipments handled pursuant to this Agreement. Contract Motor Carrier will be instructed to bill only ASP.

4. Cargo Claim.

         (a) Notice of a Cargo Claim. ASP agrees to notify SHIPPER at the earliest date and time afterreceipt of notice of loss or damage.

         (b) Processing of Cargo Claim. ASP after notification of a cargo claim, must receive from SHIPPER a documented loss or damage statement noted on original Bill of Lading. ASP will file on behalf of SHIPPER a cargo loss or damage claim, and will thereafter investigate, document, manage, process, assist in litigation at SHIPPER'S expense, and/or settle with the approval of SHIPPER the cargo loss or damage claim. ASP will not be liable for cargo loss, damage or delay.

         (c) Filing of a Cargo Claim. So long as SHIPPER has properly notified ASP within the hereinafter referred to time limit, ASP shall be deemed to have filed with the Contract Motor Carrier, on behalf of SHIPPER, a cargo claim in a timely manner by mailing of a claim within the time limit of nine (9) months, from date that empty time and date are entered into ASP system. Claims shall be governed by the Federal Motor Carrier Regulations at 49 C.F.R. 1005.

         (d) Filing Suit to Collect a Cargo Claim. The time limit for SHIPPER filing a suit against a Contract Motor Carrier for a loss or damage claim shall be two (2) years from the date ASP or SHIPPER receives a written disallowance from such Contract Motor Carrier.

5. ASP/SHIPPER Relationship. The relationship between ASP and SHIPPER shall be that of an Independent Contractor.

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6. Force Majeure.

         (a) Non-Liability. ASP or SHIPPER shall not incur any liability to the other for failure to perform any obligation under this agreement caused or contributed to by events beyond such parties reasonable control, such as (by way of example, and not limitation), war, fire, governmental regulations, labor disputes, equipment shortages attributed to embargoes, work stoppages or slowdowns by entities controlling equipment and acting in concert, diesel fuel shortages, computer failure or acts of God (collectively, "FORCE MAJEURE").

         (b) Extension of Time. ASP and SHIPPER agree that if a party's performance of its obligations under this agreement is excused because of FORCE MAJEURE, the term of this Agreement shall automatically be extended by a period of time equal to the period of time such party's performance was so excused. ASP and SHIPPER further agree to use due diligence in curing any FORCE MAJEURE event, except that the settlement of any labor dispute, strike, work stoppages, slowdowns or embargoes shall be within the sole discretion of the party affected thereby.

         (c) Termination due to FORCE MAJEURE. ASP and SHIPPER agree that if service is interrupted for more than thirty (30) consecutive days, either party may immediately terminate this Agreement without liability by providing written notice to the other.

7. Confidentiality. SHIPPER hereby recognizes and acknowledges that the systems, methods, computer programs and software, programs, practices, processes, rates, customer lists, all trade secrets, know-how and information relating to ASP's business, forms, products, processes, developments, sales and promotional systems and operations ("Confidential Matters"), is a valuable, special and unique asset of the business of ASP. SHIPPER agrees that it will not, during or after the term of this Agreement, disclose ASP's Confidential Matters or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of any breach or threatened breach by SHIPPER of this Paragraph, ASP shall be entitled to an injunction restraining SHIPPER from disclosing, in whole or in part, Confidential Matters, restraining it from contacting, subsequent to rendering any services to any person, firm, corporation, association, or other entity to whom such list, in whole or in part, has been disclosed or aid to be disclosed. Nothing hereunder shall be construed as prohibiting ASP from pursuing any remedies available to ASP at law or in equity for such breach, including the recovery of monetary damages from SHIPPER.

8. Covenant Not to Solicit ASP's Carriers. SHIPPER agrees not to directly solicit the services of ASP's Carriers introduced to Shipper by ASP that it utilized as a result of the usage of the Power2Ship application under this Agreement. Should SHIPPER breach the provision in this paragraph, it is understood between the parties that damages to ASP would be hard to calculate. Therefore, the parties have stipulated and agreed that should SHIPPER breach the above provision, that the ASP will be entitled to the following:

         (a) ASP will be entitled, in addition to any other rights and remedies, to an injunction or restraining order restraining SHIPPER from committing or continuing to commit any breach of these provisions, and SHIPPER hereby consents to the issuance of such injunction or restraining order or other equitable relief without bond or other security and without the necessity of actual damage to ASP.

         (b) SHIPPER shall pay ASP a commission of fifteen percent (15%) of the transportation or revenue received on the movement of traffic.


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9. Indemnification. ASP agrees to defend, indemnify, and hold SHIPPER harmless from and against any loss, damage, cost, claim (except cargo claim), liability, or expense resulting from bodily injury, death or property damage caused by ASP's negligence or willful acts or omissions in the performance of ASP's obligations pursuant to this Agreement; provided however, that notwithstanding anything contained in this Agreement to the contrary;

         (a) ASP is not obligated to defend, indemnify, and hold SHIPPER harmless from and against any claims arising out of the negligence or willful acts or omission of SHIPPER or its agents, service, employees, contractors, or consignees ; and (b) ASP is not obligated to defend, indemnify, or hold SHIPPER harmless from or against any claims relating to loss, damage, or injury to commodities of SHIPPER.

10. Fees and Term of this Agreement.

         (a) Monthly Fees. The monthly P2S membership fee will be at a rate of $_________ per month, and will include unlimited usage and access for SHIPPER.

         (b) Initial Term. The initial term of this Agreement shall commence on the date of this Agreement and continue for a period of one (1) year.

         (c) Renewal. Upon expiration of the initial term of this Agreement, it shall be automatically renewed in additional one (1) year (commencing on the date of which the initial term ends and ending one (1) year from the date, unless earlier terminated) increments, unless either party shall have given the other written notice that it intends not to so renew this Agreement no later than thirty (30) days prior to the date on which the initial term ends.

         (d) Open Termination. ASP and SHIPPER agree that either party may terminate this Agreement without cause by giving the other written notice of such termination at least thirty (30) days prior to the date of termination.

11. Entire Agreement. It is understood that this Agreement contains all of the matters agreed upon and no verbal statement can add to, vary, or void the effect of any of its terms.

12. Jurisdiction. This Agreement shall be deemed to have been drawn under Florida law and this Agreement shall be construed in accordance with the laws of the State of Florida.

13.      Arbitration. Except as set forth in Paragraph 7 of this agreement,
         (a) If a dispute arises out of or relates to this Agreement, or a breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter any unresolved controversy or claim arising out of or relating to this agreement or a breach thereof shall be settled by arbitration in accordance with the rule of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.
         (b) The situs of the arbitration shall be Palm Beach County Florida.
         (c) In the event that dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator.


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IN WITNESS WHEREOF, SHIPPER and ASP have executed this Agreement in duplicate, each copy for all purposes to be deemed an original, as of the date first above written.

ASP: Power2Ship, INC.:


By: /s/ Michael J. Darden
-------------------------
Michael J. Darden
President, Power2Ship, Inc.



SHIPPER:

Signature:        _________________________________________


Name:             _________________________________________
                  (please print)

Title:            _________________________________________
                  (please print)





































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